UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 17, 2010, State Street Corporation completed its previously announced acquisition of Intesa Sanpaolo’s Securities Services business (“ISPSS”) for €1.28 billion in cash, financed through available capital. The acquisition includes the global custody, depository banking, correspondent banking (banca corrispondente) and fund administration portions of the ISPSS business, with operations in Italy and Luxembourg. It also includes a long-term investment servicing agreement with Intesa Sanpaolo for State Street to service its investment management affiliates, including Eurizon Capital. State Street will support the acquired ISPSS balance sheet with approximately €450 million of additional capital, subject to a closing adjustment mechanism.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/S/ DAVID C. PHELAN
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: May 17, 2010